EXHIBIT M-1

                     			      (713) 758-2262


                    			      December 30, 1993




Joint Energy Development Investments
     Limited Partnership
1400 Smith Street
Houston, Texas  77002

Gentlemen:

	We have acted as counsel to Forest Oil Corporation, a New York corporation (the "Borrower"), in connection with the transactions covered by that certain Loan Agreement dated December 28, 1993, between Borrower and you, as Lender (the "Agreement"), providing for certain loans from you to Borrower. This opinion is rendered to you pursuant to Section 7.01 of the Agreement. Capitalized terms not otherwise defined herein and used (but not defined) herein are defined in the Agreement.

	In connection with this opinion we have examined copies of the following documents delivered in connection with the Agreement, all of which are dated as of December 28, 1993 and which, notwithstanding the Agreement provisions, are referred to in this opinion as the "Principal Documents":

	 1.     the Agreement;

	 2.     the Note;

	 3. the Deed of Trust, Assignment of Production, Security Agreement, and Financing Statement (the "Deed of Trust");

	 4. the Security Agreement between Borrower, as debtor, and Lender, as secured party, (the "Security Agreement");

	 5.     UCC-1 Financing Statement for Texas;

	 6. the Act of Mortgage, Assignment of Production, Security Agreement and Financing Statement executed by the Borrower as Mortgagor and Lender as Mortgagee;

	 7. the UCC-1 Financing Statement, executed by the Borrower as debtor, in favor of the Lender, as secured party (Louisiana);

	 8.     Conveyance of Overriding Royalty (Wagner & Brown);

	 9.     Production Agreement (Wagner & Brown);

	10.     Conveyance of Overriding Royalty (Eugene Island Block 326)

	11.     Production Agreement (Eugene Island Block 326)

	12.     the Borrowing Request executed by Borrower;

	13.     the Compliance Certificate executed by the Borrower; and

	14.     Swap Agreement (Basic Swap) between Lender and Borrower.

	We have discussed the matters addressed in this opinion with officers and representatives of Borrower to the extent we have deemed appropriate to enable us to render this opinion. In particular, but without limitation, we have confirmed that the Borrower acknowledges, understands and agrees that the Principal Documents as written set forth the entire understanding and agreement of the parties thereto.

	In rendering the opinions expressed below we have assumed that obligations described in the Principal Documents have been duly authorized, executed and delivered by, and create and constitute the legal, valid, binding and enforceable obligations of, the Lender and parties thereto other than Borrower. Except for the matters specifically addressed herein, we have assumed that each representation of Borrower contained in the Principal Documents is true and correct.

	In connection with our examination in connection with this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have not made any independent examination of the books and records of the Borrower. As to factual matters and information relevant to the opinions herein stated that are in the possession of the Borrower, we have relied solely upon representations made by duly authorized representatives of the Borrower and upon certificates of the Borrower and certain public officials. We have also assumed, without verification, for purposes of this opinion that no facts exist that would make available defenses of mutual mistake, fraud, concealment, undue influence, duress, or criminal activity.

	In rendering the opinions expressed below we have assumed that (a) a Colorado court (or a federal court applying Colorado conflicts of laws rules) would apply the internal laws of the State of Colorado as the laws governing the interpretation, construction, and enforcement of the Agreement (except for any provisions of the Agreement relating to the title to any of the Mortgaged Properties and to the perfection, priority and enforcement of liens on and security interests in any of the Mortgaged Properties ["Foreign Law Provisions"]) and the determination of the rate or amount of interest which may lawfully be paid with respect to the Note; (b) the Agreement and the covenants of the Borrower to pay the Note and perform the obligations described therein create and constitute the legal, valid, binding and enforceable obligations of the Borrower and all other parties thereto under the laws of the State of Colorado to the extent that Colorado law is intended to apply thereto; and (c) the Note and the remaining obligations of Borrower under the Agreement are not usurious or illegal under the laws of the State of Colorado.

	Based upon the foregoing and subject to the qualifications set forth above and below, we are of the opinion that:

	1. Borrower is a corporation organized, validly existing and in good standing under the laws of the State of New York, has qualified and is authorized to transact business and is in good standing as a foreign corporation in the States of Texas and Louisiana, and has the necessary corporate power and authority to make and to perform its obligations under the Principal Documents.

	2. The execution, delivery and performance by Borrower of the Principal Documents (i) have been duly authorized by all necessary corporate action by Borrower, and (ii) do not and will not (A) violate any provision of its certificate of incorporation or by-laws as in effect on the date hereof,
(B) violate any provision of law or regulation applicable to Borrower on the date hereof, or (C) to our knowledge, after due inquiry, result in the breach of, or constitute a default under, any agreement or instrument to which Borrower is a party on the date hereof or by which Borrower is bound on the date hereof, or result in the creation or imposition of any Lien (other than in favor of Lender).

	3. The Principal Documents to which Borrower is a party have been duly executed and delivered by Borrower. The obligations of Borrower under each of the Principal Documents that are governed by the laws of the State of Texas are enforceable in accordance with the respective terms of the Principal Documents under the laws of the State of Texas.

	4. There are, to the best of our knowledge, except as set forth on Exhibit D to the Agreement, no actions, suits or proceedings pending or threatened against the Borrower before any court or arbitrator(s), or by or before any administrative agency or governmental authority, in which there is a reasonable possibility of an adverse decision which could have a material adverse effect on the financial condition or business of the Borrower or the execution or performance of the transactions contemplated by Principal Documents.

	5. Other than (i) filings required to be made with governmental offices necessary to properly and fully register title to Borrower's properties in accordance with all applicable laws, and (ii) the filing of financing statements, the filing and recording of mortgages, filings required in connection with any enforcement proceedings and all other (including future) filings necessary to create, perfect or continue the perfection of any lien or security interest granted under the Principal Documents, including without limitation the proper and timely filing of Principal Document Nos. 3 and 5 above with respect to Mortgaged Properties lying in the State of Texas, no authorizations, consents, approvals, licenses, filings or registrations with, any governmental or regulatory authority or agency are required of the Borrower in connection with the execution, delivery or performance by the Borrower of the Principal Documents.

	6. According to the records of the Minerals Management Service in Metairie, Louisiana, the Borrower is duly qualified to hold interests in federal offshore oil and gas leases.

	7. A Texas court, or a Federal court applying Texas conflicts of laws principles, should give effect to the express choice of law provisions contained in the Agreement and the Note and, accordingly, should apply the internal laws of the State of Colorado to determine the legality and enforceability of the provisions of the Agreement and the Note (other than the Foreign Law Provisions) including the determination of whether the Agreement and the Note taken together are usurious.

	8. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

	9. Fully executed counterparts of the Deed of Trust should be filed for record in the offices of each Texas county wherein the Mortgaged Properties lie. A fully executed Texas Financing Statement should be filed in the office of the Texas Secretary of State. No other filings are necessary or appropriate for the purposes intended to be accomplished thereby, other than continuation statements as required by the Texas Business and Commerce Code (the "Code") for property in Texas. Upon such filings, the Deed of Trust, and the Texas Financing Statement will constitute as security for the Note, (a) valid mortgage liens on the Mortgaged Property lying in Texas, if accurately and specifically described in each of said documents as being mortgaged thereby, and (b) a perfected security interest in all tangible personal property and fixtures located in Texas if adequately described therein as being covered thereby, to the extent the Code is applicable thereto, except:

	(a) In the case of proceeds, continuation of perfection of the Lender's security interest therein is limited to the extent set forth in the Code;

	(b) Continuation statements as required by the Code must be filed in order to maintain the effectiveness of the filings referred to in the above paragraph;

	(c) In the case of goods which are installed in or affixed to, or become a part of a product or mass with goods, which are not items of collateral;

	(d) In the case of goods which are or become fixtures, except for fixtures located on the real property portions of the properties covered thereby; and

	(e) In the case of property which becomes collateral after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

		We call to your attention to the fact that the perfection of the above security interests will be terminated (i) as to any collateral (as to which the filing of a financing statement is necessary) acquired by the Borrower more than four (4) months after the Borrower changes its name, identity or corporate structure so as to make the financing statements seriously misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of the Borrower are properly filed before the expiration of such four (4) months and (ii) as to any collateral consisting of accounts, general intangibles, mobile goods and (in the case of a non-possessory security interest) chattel paper four (4) months after the Borrower changes its chief executive office to a new jurisdiction (or, if earlier, when perfection under the laws of the State of Texas would have otherwise ceased) unless such security interests are perfected in such new jurisdiction before that termination.

	The foregoing opinions are subject to and in all respects qualified by the following:

	The opinions expressed herein as to validity, binding effect and enforceability are subject to the effect of liquidation, conservatorship, insolvency, bankruptcy, reorganization, moratorium, fraudulent conveyance or other similar laws generally affecting the rights of creditors, the application of equitable principles (whether in equity or at law) and the availability of equitable remedies (whether in equity or at law) including the concepts of materiality, reasonableness, good faith and fair dealing.
A court applying such principles of equity, among other things, might not allow the declaration of an event of default based upon an event deemed immaterial or might not require the Borrower to perform certain covenants.
The opinions expressed above are also qualified to the extent that any law, statute, ordinance, rule, regulation and principle may modify, limit, render unenforceable or delay certain of your rights or remedies under the Principal Documents; however, the application of such principles would not substantially diminish the practical realization of the benefits intended to be conferred thereby, except for the economic consequences of any judicial, administrative or procedural delay which may result from any such law, statute, ordinance, rule, regulation and principle. No opinion is expressed as to the validity, binding effect or enforceability of any provision releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

	Enforcement of obligations or exercise of rights under the Principal Documents may also be affected by constitutional limitations of notice and due process requirements, the effect of Texas law and court decisions which provide that certain suretyship rights and defenses are available to a party that encumbers its property to secure the obligations of another,and the requirements of the Code that you exercise your rights under the Principal Documents in a commercially reasonable manner. Further, we express no opinion as to the provisions in the Principal Documents for waiver of any objections to forum non conveniens.

	In connection with the opinion expressed in paragraph 7 above, we have taken note of the fact that Borrower's chief executive office is located in Colorado, the Principal Documents were signed in Colorado, repayments on the Note are to be made in Colorado; and we have taken as true the recitations of
Section 8.12 of the Agreement.

	We express no opinion as to the effect of the law of any jurisdiction other than the State of Texas where an enforcement of the Principal Documents may be sought which limits the rates of interest legally chargeable or collectible. In rendering this opinion, we have assumed that the rate of interest provided for in the Principal Documents is not in excess of the rate of interest that could lawfully be collected, contracted for, charged, received or reserved or taken under Colorado law.

	We are counsel admitted to practice law in the State of Texas, and this opinion is limited to the laws of the State of Texas, and the United States of America, all as in effect on the date hereof. This opinion does not cover or apply to the effect of the laws of the States of Colorado or New York on the Agreement, the Borrower or any of the other Principal Documents.

	We express no opinion with respect to the need for licenses, permits, authorizations or approvals required in the operation of Borrower's business including, without limitation, the operation, production and transportation of oil and gas production from or attributable to the properties covered by the Principal Documents.

	We express no opinion as to any matter other than as expressly set forth above, and no opinion is to or may be inferred or implied herefrom. Specifically, no opinion on Borrower's titles, the descriptions of Borrower's properties as affixed to the Principal Documents, or on the provisions of any document in, or referred to in, Borrower's chain of title to any of the properties, is expressed or is to be inferred from this opinion. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

	In connection with opinions expressed herein as being limited "to our knowledge", our examination has been limited to discussions with the officers and representatives of Borrower as its counsel, and, with your express permission, we have made no independent investigation as to the accuracy or completeness of any representations, warranties, data or other information, written or oral, made or furnished by any of them to us or to Lender. However, based solely upon our knowledge, as defined above, we have no reason to believe that any express representation or warranty of Borrower contained in the Principal Documents is untrue or inaccurate in any material respect.

	The opinions expressed herein are for the benefit of the Lender, its Affiliates and any persons who are controlled or managed by Enron Corp. or any of its Affiliates, and their respective lenders and their counsel, and may be relied upon only by such persons. This opinion may not be published, quoted or otherwise made available (except as required by law) to any person other than the persons set forth in the immediately preceding sentence.

                                         						Very truly yours,



Enclosure